UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243 (Address of principal executive offices, including zip code) 844-727-0727 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 3, 2015, Rock Creek Pharmaceuticals, Inc. (the "Company") received a letter from the Nasdaq Stock Market ("NASDAQ") stating that a NASDAQ Hearings Panel (the "Panel") has determined to delist the Company's shares from NASDAQ effective at the open of business on Thursday, November 5, 2015. The Company's shares are being delisted as a result of the Company’s failure to comply with Nasdaq Listing Rule 5550(b)(2), which requires the Company to maintain a minimum “Market Value of Listed Securities” of $35 million for continued listing on the NASDAQ Capital Market (the “Rule”). The Panel’s determination followed a hearing on October 29, 2015, at which the Company requested additional time to comply with Rule 5550(b)(2).

The Company expects that its common stock will begin trading on the OTCQB market under the current ticker symbol "RCPI" effective at the open of the market on November 5, 2015. The OTCQB market is generally limited to companies that are subject to and current in Securities and Exchange Commission reporting obligations.

The Company does not intend to request that the Nasdaq Listing and Hearing Review Council review the Panel's decision. The Company was also notified that NASDAQ will complete the delisting by filing a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission after applicable appeal periods have lapsed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ William L. McMahon
William L. McMahon,
Interim Chief Financial Officer

Date: November 4, 2015